OFFICE OF THE SECRETARY OF STATE

                                STATE OF OKLAHOMA


                                  (STATE SEAL)



                          CERTIFICATE OF INCORPORATION


     WHEREAS, the Certificate of Incorporation of

                                  CENTREX, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma..

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such filing.

     IN TESTIMONY WHEREOF, I hereunto set my hand and caused to be affixed the Great Seal of the State of Oklahoma.






                                     Filed in the City of Oklahoma City this 6TH day of OCTOBER , 1998.




                                     ---------------------------------------
                                                Secretary of State


                                 By: _______________________________________



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                          CERTIFICATE OF INCORPORATION
                                       OF
                                  CENTREX, INC.

                                    ARTICLE I

                                      NAME

     The name of the Corporation is CENTREX, INC.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

     The registered office of the Corporation in the State of Oklahoma, is located at 8908 South Yale, Suite 409, Tulsa, OK 74137-3545. The Corporation's registered agent at that office is Rhonda Vincent.

                                   ARTICLE III

                                 CAPITALIZATION

     The total number of shares which this Corporation is authorized to issue is 50,000,000 shares, consisting of 45,000,000 shares of Common Stock ,par value $.001 per share, and 5,000,000 shares of Preferred stock , par value $.001 per share.

     The Board of Directors shall have the power and authority to issue without shareholder approval debentures or other securities convertible into, or warrants or options to subscribe for or purchase, authorized shares of Common Stock of the Corporation upon such terms and conditions as shall be determined by action of the Board of Directors.

                            Preferred Stock Generally

     The Preferred Stock may be issued in one or more series. The Board of Directors is hereby expressly authorized to issue share of Preferred Stock in such series and to fix from time to time before issuance thereof the number of shares to be included in any series and the designation, relative rights, powers, preferences, restrictions and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation, the determination of any or all of the following, and the shares of each series may vary from the shares of any other series in the following respects:


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(a)  The number of shares  constituting such series and the designation  thereof to distinguish the shares of such series form the share of all other series;

(b) The annual dividend rate on the shares of that series, if any, and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

(c) The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

(d) The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

(e) The redemption price for the shares in each particular series, if redeemable, and the terms and conditions of such redemption;

(f) The preference, if any, of shares of such series in the event of any liquidation, dissolution or winding up on the Corporation; and

(g) Any other relative rights, preferences, limitations and restrictions applicable to that series.

                                    ARTICLE V

                              NO CUMULATIVE VOTING

     The holders of record of the Common Stock shall have one vote for each share held of record. Cumulative voting for the election of directors or otherwise is not permitted.

                                   ARTICLE VI

                              NO PREEMPTIVE RIGHTS

     No holder of record of Common Stock shall have a preemptive right or be entitled as a matter of right to subscribe for or purchase any: (I) shares of capital stock of the Corporation of any class whatsoever; (ii) warrants, options or rights of the Corporation; or (iii) securities convertible into, or carrying warrants, options or rights to subscribe for or purchase, capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

     The initial Board of Directors shall consist of not less that one and not more than five directors who shall be elected by the incorporator effective immediately after the filing of this Certificate of Incorporation with the Secretary of State, State of Oklahoma, and who shall serve as directors until the first annual meeting of shareholders or until their respective successor is duly elected and qualified. The number of directors may be changed from time to time in accordance



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


with the bylaws of the Corporation then in effect. Election of directors at a meeting of shareholders need not be by written ballot.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

     The Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend or repeal the bylaws of the Corporation and to adopt new bylaws.

                                   ARTICLE IX

                         POSSIBLE CONFLICTS OF INTEREST

     No agreement or transaction involving the Corporation or any other corporation, partnership, proprietorship, trust, association or other entity in which the Corporation owns an interest or in which a director or officer of the Corporation has a financial interest shall be void or voidable solely for this reason or solely because any such director or officer is present at or participates in the approval of such agreement or transaction.

                                    ARTICLE X

                                 INDEMNIFICATION

     To the full extent not prohibited by the law as in effect from time to time, the Corporation shall indemnify any person (and the heirs, executors and representatives of such person) who is or was a director, officer, employee or agent of the corporation, or who, at the request of this Corporation, is or was a director, officer, employee, agent, partner, or trustee, as the case may be, of any other corporation, partnership, proprietorship, trust, association or other entity in which the Corporation owns an interest, against any and all liabilities and reasonable expenses incurred by such person in connection with or resulting from any claim, action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative in nature, and in connection with an appeal relating thereto, in which such person is a party or is threatened to be made a party by reason of serving or having served in any such capacity.

                                   ARTICLE XI

                                  INCORPORATOR

     The incorporator of the Corporation is Frederick K. Slicker, 8908 South Yale, Suite 410, Tulsa, Oklahoma 74137-3545. The incorporator resigns effective upon the filing of this Certificate of Incorporation with the Secretary of State, State of Oklahoma.



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                                   ARTICLE XII

                     NO DIRECTOR LIABILITY IN CERTAIN CASES

     To the maximum extent permitted by law as in effect form time to time, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the Corporation or its sharehodlers; (ii) acts or omissions not in good faith or which involve intential misconduct or a knowing violation of law; (iii) unlawful payment of dividends or stock redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

                                  ARTICLE XIII

                               CERTAIN COMPROMISES

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes as in effect from time to time or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes as in effect form time to time, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on the Corporation.

                                   SIGNATURES

     For the purpose of forming a corporation under the Oklahoma General Corporation Act, the undersigned incorporator affirms, declares, certifies and acknowledges that the foregoing Certificate of Incorporation is executed as his free and voluntary act and deed and that the facts stated therein are true and correct to his best knowledge and belief as of this 5th day of October 1997.



                                       -----------------------------------
                                       Frederick K. Slicker, Incorporator





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